Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Ron Soulema, Adv.

Moti Philip, Adv.

Sagiv Bar Shalom, Adv.

Ori Perel, Adv.

Bnei Brak, January 9, 2020 To: Cellect Biotechnology Ltd. 23 HaTa’as St. Kfar Saba 4442525 Israel Dear Sir and Madam

David Rozen, Adv.

Israel Mark, Adv.

Amir Bar Dayan, Adv.

Sandrine Dray, Adv. & Notary***

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Igal Rosenberg, Adv.

Gili Yasu, Adv. & Notary

Tmoora Detsch Kaufman, Adv.

Lilach Cohen-Shamir, Adv.

Orly Pharan, Adv.

Rotem Nissim, Adv.

Orit Peper, Adv.

Rivka Mangoni, Adv.

Israel Asaraf, Adv. & Notary

Jossef Prins, Adv.

Shay Almakies, Adv. & Notary

Yael Porat Kotzer, Adv.

Gali Ganoni, Adv.

Hadas Garoosi Wolfsthal, Adv.

Odelia Cohen-Schondorf, Adv.

Hasan Hasan, Adv.

Yana Shapiro Orbach, Adv.

Ronit Rabinovich, Adv.

Nidal Siaga, Adv.

Avi Cohen, Adv.

Amit Moshe Cohen, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Sivan Kaufman, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Inbal Naim, Adv.

Sivan Feldhamer, Adv.

Meital Graff, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Michal Zamir-Polani, Adv.

Inbal Harel Gershon, Adv.

Hezi Sidon, Adv.

Shirli Rahmani, Adv.

Omer Katzir, Adv. & economist

Hadar Weizner, Adv. & economist

Yaniv Levi, Adv.

Noy Keren, Adv.

Avi Kababgian, Adv.

Or Yahal Asbag, Adv.

Eli Kulas. Adv. Notary & Mediator - Counselor

Jan Robinsohn, M.Jur. Adv. & Notary - Counselor****

Giora Amir, Adv. Notary - Counselor

 Re: Cellect Biotechnology Ltd. - Registered Direct Offering of American Depositary Shares

We have acted as Israeli counsel to Cellect Biotechnology Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the issuance and sale of an aggregate of 100,000,000 ordinary shares, no par value per share, (the “Ordinary Shares”) represented by 1,000,000 American Depositary Shares (the “ADSs”) being offered by the Company, pursuant to the terms of securities purchase agreements dated January 7, 2020 between the Company and the investors party thereto. The ADSs are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333- 219614) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus dated January 7, 2020, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion, the Ordinary Shares underlying the ADSs are duly authorized, legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 6-K to be furnished to the Commission on January 9, 2020, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/: Doron, Tikotzky, Kantor, Gutman & Amit Gross

Advocates & Notaries

* Member of the New York State Bar

** Member of the Law Society in England & Wales
*** Accredited by the consulate of Fvrance

**** Honorary Consul Of The Republic Of Poland (ret.) mail@dtkgglaw.com

www.dtkgglaw.com

www.dt-law.co.il

Haifa & Northern: 7 Palyam Blvd. Haifa,

(Phoenix House) 7th Floor, 3309510

Tel. +972-4-8147500 | Fax 972-4-8555976

Banking & Collection, 6th Floor

Tel. 972-4-8353700 | Fax 972-4-8702477

Romania: 7 Franklin, 1st District, Bucharest

Cyprus: 9 Zenonos Kitieos St., 2406 Engomi, Nicosia

Central: B.S.R. Tower 4, 33th Floor,

7 metsada St. Bnei Brak, 5126112

Tel. 972-3-6109100 | Fax +972-3-6127449

Tel. 972-3-6133371 | Fax +972-3-6133372

Tel. 972-3-7940700 | Fax +972-3-7467470

SRF LLP: 1185 Avenue of the Americas, 37th Floor

New York, NY 10036